UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2008

SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26734 (Commission File No.)	77-0191793 (I.R.S. Employer Identification Number

601 McCarthy Boulevard, Milpitas, California  95035

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 801-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 10.1

EXHIBIT 10.2

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Compensatory Arrangements of Certain Officers

On November 10, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of SanDisk Corporation (the “Company”) approved certain amendments to (i) the Company’s change of control agreements with each of its named executive officers and (ii) certain of the Company’s outstanding option agreements with its named executive officers and certain of its directors.  The amendments are primarily technical changes intended to comply with Section 409A of the U.S. Internal Revenue Code (‘Section 409A”).  The Committee also approved an increase in the severance benefits provided to Sanjay Mehrotra, the Company’s President and Chief Operating Officer, under his agreement as described below.  The following summaries are qualified in their entirety by reference to the forms of change of control benefits agreement and option agreement amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

The change of control agreements have been amended to provide that cash severance benefits under the agreements will be paid only following the executive’s “separation from service” with the Company within the meaning of Section 409A and that such payments to executive officers may be subject to a six-month delay period if required under Section 409A.  The amendments also include technical changes in the timing of certain severance payments intended to comply with Section 409A.  The Committee also authorized the establishment by the Company of a trust, subject to the requirements of Section 409A and other applicable tax law, for purposes of holding the severance amounts that may become payable pursuant to the agreements.

In general, each of the change of control agreements provides that, if a change of control (as defined in the agreement) occurs, the executive will be treated as having completed one additional year of vesting service for purposes of the executive’s outstanding and unvested equity awards.  In addition, if the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” (as those terms are defined in the agreement) within 12 months following a change of control of the Company, the executive will be entitled to a cash payment determined by multiplying a severance multiplier by the sum of (1) the executive’s annual base salary as of the Change of Control or termination of employment, whichever is greater, and (2) the executive’s target annual bonus for the year of termination.  The Committee approved an increase in the severance multiplier for Mr. Mehrotra from 1.0 to 1.5.  The severance multiplier will remain 2.0 for Eli Harari, the Company’s Chairman and Chief Executive Officer, and 1.0 for each of the other named executive officers.  The agreements also provide for the executive to receive the following severance benefits: (i) for a period of 24 months following the termination date, continuation of the same or equivalent life, health and other insurance coverage for the executive and his or her spouse and eligible dependents as the coverage provided immediately prior to the change of control; (ii) full vesting of the executive’s equity awards to the extent outstanding on the termination date and not otherwise vested, with accelerated options to remain exercisable for 12 months following the termination date (subject to the maximum term of the option); (iii) for a period of 12 months following the termination, executive-level outplacement benefits; and (iv) in the event that the executive’s benefits are subject to the excise tax imposed under Section 280G of the Internal Revenue Code, a gross-up payment so that the net amount of such payment (after taxes) he or she receives is sufficient to pay the excise tax due.

In addition, the Committee approved amendments to certain outstanding stock options held by Dr. Harari, Mr. Mehrotra, Judy Bruner, the Company’s Executive Vice President, Administration and Chief Financial Officer, and Yoram Cedar, Executive Vice President, Mobile Business Unit and Corporate Engineering, as well as certain outstanding options held by Irwin Federman, James D. Meindl, Michael Marks and Catherine P. Lego, members of the Company’s Board of Directors.  The amendments eliminate a provision giving the optionholder the right to surrender his or her option for a cash payment if a “hostile take-over” (as that term is defined in the applicable option plan) of the Company occurs and are intended to help bring the options into compliance with Section 409A.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Number	Description of Document
10.1	Form of Amended and Restated Change of Control Benefits Agreement
10.2	Form of Option Agreement Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2008
SANDISK CORPORATION

	By:	/s/ Judy Bruner
	Name:	Judy Bruner
	Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document
10.1	Form of Amended and Restated Change of Control Benefits Agreement
10.2	Form of Option Agreement Amendment